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                                                                    Exhibit 10.4


                          SEVENTH AMENDMENT AND WAIVER

     SEVENTH AMENDMENT AND WAIVER (this "Amendment"), dated as of February 15, 2002, among AMERICAN LAWYER MEDIA HOLDINGS, INC., a Delaware corporation ("Holdings"), AMERICAN LAWYER MEDIA, INC., a Delaware corporation (the "Borrower"), the several lenders from time to time party to the Credit Agreement referred to below (the "Banks"), and BANK OF AMERICA, N.A., as Administrative Agent (the "Administrative Agent"). Unless otherwise defined herein, all capitalized terms used herein shall have the respective meanings provided such terms in the Credit Agreement referred to below.

                             W I T N E S S E T H :


     WHEREAS, Holdings, the Borrower, the Banks and the Administrative Agent are parties to a Credit Agreement, dated as of March 25, 1998 (as amended, modified or supplemented to, but not including, the date hereof, the "Credit Agreement"); and

     WHEREAS, subject to the terms and conditions set forth herein, the parties hereto agree as follows;

     NOW, THEREFORE, it is agreed:

I.  Waivers:

     1. The Banks hereby waive the Event of Default that has arisen under the Credit Agreement solely as a result of the failure of Holdings and the Borrower to comply with Section 8.07 of the Credit Agreement in respect of the Measurement Periods ended on September 30, 2001 and December 31, 2001 (as such Section was in effect prior to giving effect to this Amendment).

     2. The Banks hereby waive the Event of Default that has arisen under the Credit Agreement solely as a result of the failure of Holdings and the Borrower to comply with Section 8.09 of the Credit Agreement for the period from September 30, 2001 to the Seventh Amendment Effective Date (as hereinafter defined) (as such Section was in effect prior to giving effect to this Amendment).

     3. The Banks hereby waive the Event of Default that has arisen under the Credit Agreement solely as a result of Holdings or one or more of its Subsidiaries receiving equity securities in other Persons in payment for up to $2,000,000 in advertising services in violation of Section 8.05 of the Credit Agreement.

II.  Amendments:

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     1.      The definition of "Adjusted Consolidated EBITDA" appearing in
Section 1.01 of the Credit Agreement is hereby amended by inserting the following new text immediately after the words "adjusted by" appearing therein:

        (x) subtracting therefrom the amount of all revenues received by Holdings and its Subsidiaries from advertising services for such Measurement Period that were paid in the form of equity securities in other Persons to the extent that such revenues were included in determining Consolidated Net Income for such Measurement Period and
        (y)".

     2.      The definition of "Consolidated Indebtedness" appearing in Section
1.01 of the Credit Agreement is hereby amended by inserting the text "(excluding the Holdings Senior Discount Notes and any accreted interest thereon)" immediately after the words "all Indebtedness of Holdings and its Subsidiaries at such time" appearing therein.

     3. Section 2.09(a)(ii) of the Credit Agreement is hereby amended by deleting the existing Applicable Margin table set forth therein and inserting the following new table in lieu thereof:

                                                 Applicable Margin
                                                -----------------------
                                                Eurodollar        Base
                                                  Rate            Rate
                                                  ----            ----
   "Consolidated Total Leverage
   Ratio is less than 4.00 to 1.00              2.000%           1.000%
   ("Level I")

   Consolidated Total Leverage
   Ratio is less than 4.50 to 1.0 but
   greater than or equal to 4.00                2.375%           1.375%
   to 1.00 ("Level II")

   Consolidated Total Leverage
   Ratio is less than 5.00 to 1.00 but
   greater than or equal to 4.50                2.625%           1.625%
   to 1.00 ("Level III")

   Consolidated Total Leverage
   Ratio is less than 5.50 to 1.00 but
   greater than or equal to 5.00                2.875%          1.875%
   to 1.00 ("Level IV")

   Consolidated Total Leverage
   Ratio is less than 6.00 to 1.00 but
   greater than or equal to 5.50                3.000%          2.000%
   to 1.00 ("Level V")


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Consolidated Total Leverage
   Ratio is equal to or less
   than 6.50 to 1.00 but greater                3.250%          2.250%
   than or equal to 6.00 to 1.00
   ("Level VI")


   Consolidated Total Leverage
   Ratio is greater than 6.50                   3.500%          2.500%".
   to 1.00 ("Level VII")


     4. Section 2.10 of the Credit Agreement is hereby amended by inserting the following new clauses (c) and (d) at the end thereof:

     "(c) The Borrower shall pay to the Administrative Agent for the account of each Bank (and its successors or assigns) which executes and delivers to the Administrative Agent a counterpart of the Seventh Amendment and Waiver, dated as of February 15, 2002, to this Agreement on or before 7:00 p.m. (New York time) on February 22, 2002, an amendment fee in an amount equal to 25 basis points on the amount of each such Bank's Revolving Commitment on February 22, 2002, which fee shall be payable on the earlier of (i) May 31, 2002 and (ii) the date on which the Obligations have been declared (or have become) due and payable as provided in Section 9.02; provided, however, no fee shall be payable pursuant to this Section 2.10(c) to the extent that the Revolving Commitment of each Bank has been terminated and all other Obligations have been paid in full on or before May 31, 2002 except to the extent that such fee would otherwise be due and payable pursuant to clause (ii) above.

     (d) The Borrower shall pay to the Administrative Agent for the account of each Bank (and its successors or assigns) which executes and delivers to the Administrative Agent a counterpart of the Seventh Amendment and Waiver, dated as of February 15, 2002, to this Agreement on or before 7:00 p.m. (New York time) on February 22, 2002, an additional amendment fee in an amount equal to 25 basis points on the amount of each such Bank's Revolving Commitment on February 22, 2002, which fee shall be payable on the earlier of (i) August 30, 2002 and (ii) the date on which the Obligations have been declared (or have become) due and payable as provided in Section 9.02; provided, however, no fee shall be payable pursuant to this Section 2.10(d) to the extent that the Revolving Commitment of each Bank has been terminated and all other Obligations have been paid in full on or before August 30, 2002 except to the extent that such fee would otherwise be due and payable pursuant to clause (ii) above."

     5. Section 3.08(a) of the Credit Agreement is hereby amended by deleting the table appearing therein and inserting the following new table in lieu thereof:

                       "Consolidated Total Leverage Ratio
                       ----------------------------------

            Level I                                         2.000%
            Level II                                        2.375%
            Level III                                       2.625%


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            Level IV                                        2.875%
            Level V                                         3.000%
            Level VI                                        3.250%
            Level VII                                       3.500%".

     6. Section 7.11 of the Credit Agreement is hereby amended by inserting the following new clause (d) at the end thereof:

     "(d) In the event that any Credit Party holds any Margin Stock that is required to be pledged pursuant to the Pledge Agreement, such Credit Party shall promptly execute and deliver to each Bank an appropriately completed Form U-1 or Form G-3 referred to in Regulation U of the Federal Reserve Board (although nothing in this clause (d) shall otherwise modify the provisions of Section 7.13(b))."

     7. Section 8.05 of the Credit Agreement is hereby amended by (i) deleting the word "and" appearing at the end of clause (xii) thereof, (ii) deleting the period appearing at the end of clause (xiii) thereof and inserting "; and" in lieu thereof and (iii) inserting the following new clause (xiv) at the end thereof:

     "(xiv) the Borrower and its Subsidiaries may receive equity securities in other Persons in payment for advertising services provided by the Borrower and its Subsidiaries, provided that (x) no more than $2,000,000 in the aggregate of advertising services in any one fiscal year of Holdings may be provided in exchange for equity securities in other Persons and (y) all such equity securities shall be duly pledged and delivered to the Collateral Agent pursuant to (and to the extent required by) the Pledge Agreement."

     8. Sections 8.07, 8.08 and 8.09 of the Credit Agreement are each hereby deleted and the following new Sections 8.07, 8.08 and 8.09 are inserted in lieu thereof:

     "8.07 Consolidated Interest Coverage Ratio. Holdings and the Borrower will not permit the Consolidated Interest Coverage Ratio for any Measurement Period ending on the last day of a fiscal quarter set forth below to be less than the ratio set forth opposite such fiscal quarter below:

        Fiscal Quarter                           Ending Ratio
        --------------                           ------------

        December 31, 2001                         1.35:1.00
        March 31, 2002                            1.25:1.00
        June 30, 2002                             1.25:1.00
        September 30,2002                         1.25:1.00
        December 31, 2002
         and the last day of each
         Fiscal quarter thereafter                1.30:1.00


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     8.08 Consolidated Fixed Charge Coverage Ratio.  Holdings and the Borrower
will not permit the Consolidated Fixed Charge Coverage Ratio for any Measurement Period ending on the last day of a fiscal quarter ending on or after March 31, 2002 to be less than 1.05:1.00.

     8.09 Maximum Consolidated Total Leverage Ratio. Holdings and the Borrower will not permit the Consolidated Total Leverage Ratio at any time during a period set forth below to be greater than the ratio set forth opposite such period below:

                  Period                                Ratio
                  ------                                -----

        December 31, 2001 through
        and including March 30, 2002                   7.40:1.00

        March 31, 2002 through and
        including December 30, 2002                    8.40:1.00

        Thereafter                                     8.00:1.00".

     9. Notwithstanding anything to the contrary contained in Section 8.02(ix) of the Credit Agreement, no additional Permitted Acquisitions shall be permitted without the prior written consent of the Required Banks.

III.  Miscellaneous:

     1. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Loan Document.

     2. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with Holdings, the Borrower and the Administrative Agent.

     3. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

     4. In order to induce the Banks to enter into this Amendment, Holdings and the Borrower hereby represent and warrant that (i) no Default or Event of Default exists on the Seventh Amendment Effective Date, after giving effect to this Amendment, and (ii) on the Seventh Amendment Effective Date, after giving effect to this Amendment, all representations

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and warranties contained in the Credit Agreement and in the other Loan Documents are true and correct in all material respects.

     5. This Amendment shall become effective on the date (the "Seventh Amendment Effective Date") when Holdings, the Borrower and the Required Banks shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of telecopier) the same to the Administrative Agent.

     6. From and after the Seventh Amendment Effective Date, all references in the Credit Agreement and each of the other Loan Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement after giving effect to this Amendment.

                                *      *      *


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     IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.


                                  AMERICAN LAWYER MEDIA HOLDINGS, INC.



                                  By: ________________________
                                      Name:
                                      Title:


                                  AMERICAN LAWYER MEDIA, INC.



                                  By: ________________________
                                      Name:
                                      Title:

                                  BANK OF AMERICA, N.A., as Administrative Agent



                                  By: ________________________
                                      Name:
                                      Title:

                                  BANK OF AMERICA, N.A., as a Bank



                                  By: ________________________
                                      Name:
                                      Title:
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                                  FLEET NATIONAL BANK, as a Bank



                                  By: ___________________________________
                                      Name:
                                      Title:

                                  CREDIT LYONNAIS, NEW YORK BRANCH,
                                     as a Bank



                                  By: __________________________________
                                      Name:
                                      Title: